 Exhibit 10.23

AMENDMENTS TO EMPLOYMENT AGREEMENTS

ARIAD Pharmaceuticals, Inc. (the “Company”) entered into an amendment to the employment agreement between the Company and each of the following executive officers, on October 14, 2008, to extend the term of employment thereunder as follows:

	Term of Agreement Extended
Name and Title	From	To
	(December 31 of each year)
Harvey J. Berger, M.D. Chairman and Chief Executive Officer	2011	2013

David L. Berstein, Esq. Senior Vice President, Chief Intellectual Property Officer	2010	2011

Timothy P. Clackson, Ph.D. Senior Vice President, Chief Scientific Officer	2010	2012

Edward M. Fitzgerald Senior Vice President, Chief Financial Officer and Treasurer	2010	2012

Pierre F. Dodion, M.D. Senior Vice President, Chief Medical Officer	2009	2011

Raymond T. Keane, Esq. Vice President, General Counsel, Secretary and Chief Compliance Officer	2010	2011

Matthew E. Ros Vice President, Commercial Operations	2010	2011

The term of employment for each officer is thereafter subject to automatic renewal for successive one-year terms (three-year terms in the case of Dr. Berger) absent notice to the contrary by either party.